Exhibit 99.1

Aspen Technology Announces Financial Results for First-Quarter 2006

CAMBRIDGE, Mass. — November 8, 2005 — Aspen Technology, Inc. (Nasdaq: AZPN), a leading provider of software and services to the process industries, today announced its financial results for its fiscal 2006 first quarter, ended September 30, 2005.

For the quarter ended September 30, 2005, AspenTech reported total revenue of $60.1 million.  Within total revenue, software license revenue was $24.4 million and services revenue was $35.7 million.

For the quarter ended September 30, 2005, AspenTech’s loss from operations and net loss applicable to common shareholders, determined in accordance with generally accepted accounting principles (GAAP), was ($4.0) million and ($8.9) million, respectively.  This compares to a GAAP loss from operations of ($30.7) million and net loss applicable to common shareholders of ($33.6) million in the same period last year. GAAP loss per share applicable to common shareholders was ($0.21) for the quarter ended September 30, 2005, compared with a loss of ($0.80) in the same period last year.

For the quarter ended September 30, 2005, pro forma income from operations and net income, which exclude items covered in the attached non-GAAP reconciliation table, were $2.6 million and $1.5 million, respectively.  This represented an improvement when compared with pro forma losses of ($4.3) million and ($3.7) million in the same period last year, respectively.

Pro forma earnings per share were $0.02 for the quarter ended September 30, 2005, compared to a pro forma loss per share of ($0.04) in the prior year period.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Mark Fusco, President and CEO of AspenTech, stated “We were pleased that our efforts to improve the operational efficiency of the Company enabled us to deliver profitability, on a pro-forma basis.  In the past three quarters, we have improved our services margins, eliminated our convertible debt, and created an infrastructure that we believe can deliver improved performance over the long-term.”

Fusco added, “Our total revenue was flat compared to the prior year, excluding the operator training services business we divested as part of the FTC settlement.  With our infrastructure priorities addressed, management’s focus is squarely on restoring top line growth during FY06 and beyond.”

Other Quarterly Highlights:

•      Services gross margins increased by 9% sequentially to 52%, the highest quarterly services margin since the Company went public in Fiscal 1995.  This was the result of improved services revenue and utilization, combined with a lower cost base.

•      Pro forma total costs and expenses came in at $57.4 million in the quarter, a reduction of 19% on a sequential basis and 15% on a year-over-year basis.

•      The energy industry represented the highest percentage of the Company’s revenue, while the chemicals industry also made a solid contribution, delivering seven of the top ten deals closed during the quarter.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, November 8, 2005, at 4:45 pm (EST) to discuss the Company’s financial results, business outlook, and related corporate and financial matters. The live dial in number is: 877-239-3024.  Interested parties may also listen to a live webcast of the call by logging on to AspenTech’s website: http://www.aspentech.com and clicking on the “webcast” link under the Investor Relations section of the site.  A replay of the call will be archived on AspenTech’s website and will also be available via telephone at: 800-642-1687, confirmation code 1991434 for four days, beginning at 8:00 pm EST on November 8, 2005.

Non-GAAP Results

AspenTech reports non-GAAP financial results, which exclude certain non-operational, non-cash and other specified charges that management generally does not consider in evaluating the Company’s ongoing operations.  These results are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States (known as “GAAP”).  Management believes this pro forma measure helps indicate underlying trends in the Company’s business, and uses this pro forma measure to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance.  A reconciliation of non-GAAP financial results, to GAAP financial results, is included in the attached condensed consolidated financial statements.

About AspenTech

Aspen Technology, Inc. provides industry-leading software and professional services that help process companies improve efficiency and profitability by enabling them to model, manage and control their operations. The new generation of integrated aspenONE ™ solutions are aligned with the key industry business processes, providing manufacturers the capabilities they need to optimize operational performance, make real-time decisions and synchronize the plant and supply chain. Over 1,500 leading companies already rely on AspenTech’s software, including Bayer, BASD, BP, Chevron Corporation, DuPont, ExxonMobil, Fluor, GlaxoSmithKline, Sanofi-Aventis, Shell and Total. For more information, visit www.aspentech.com.

This press release may include certain “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s plan to improve operational performance may not be implemented effectively; AspenTech has identified material weaknesses in its internal controls with respect to software license revenue recognition and other matters, that, if not remedied effectively, could result in material misstatements; risks around securities litigation and investigations; AspenTech’s lengthy sales cycle makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; the possibility of new accounting standards or the interpretation of existing accounting standards affecting our financial results; AspenTech’s ability to raise additional capital as required; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; challenges associated with international operations; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission.  AspenTech cannot guarantee any future results, levels of activity performance or achievements.  AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

— tables follow —

###

AspenTech, aspenONE, HYSYS and the aspen leaf logo are trademarks of Aspen Technology, Inc., Cambridge, Mass.

Contact

MEDIA CONTACT:

Robin Swanger
Aspen Technology, Inc.
(281) 504-3256
robin.swanger@aspentech.com

INVESTOR CONTACT:

Kori Doherty
Integrated Corporate Relations
(617) 217-2084
kdoherty@icrinc.com

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	September 30,	September 30,
	2005	2004
	(Unaudited)
REVENUES:
Software licenses	$24,317	$25,273
Service and other	35,736	37,997
Total revenues	60,053	63,270

COST OF REVENUES:
Cost of software licenses	3,782	3,941
Cost of service and other	17,244	22,108
Amortization of technology related intangible assets	1,782	1,774
Total cost of revenues	22,808	27,823

Gross profit	37,245	35,447

OPERATING COSTS:
Selling and marketing (includes a reversal of a sales tax exposure accrual of $700 in the three months ended September 30, 2005) (1)	18,647	22,375
Research and development	10,134	12,183
General and administrative (includes litigation costs of $1,900 and $3,465 for the three months ended September 30, 2005 and 2004, respectively) (1)	10,185	10,427
Restructuring charges and FTC legal costs	2,199	21,508
Loss (gain) on sales and disposals of assets	61	(362)
Total operating costs	41,226	66,131

Income (loss) from operations	(3,981)	(30,684)

Other income (expense), net	(663)	(393)
Interest income (expense), net	151	654

Income (loss) before provision for income taxes	(4,493)	(30,423)

Income tax (provision) benefit	(640)	340

Net income (loss)	(5,133)	(30,083)

Accretion of preferred stock discount and dividend	(3,778)	(3,528)

Net income (loss) applicable to common shareholders	$(8,911)	$(33,611)

EARNINGS PER SHARE:
Net income (loss) per share applicable to common shareholders - Basic and Diluted	$(0.21)	$(0.80)

Weighted average shares outstanding - Basic and Diluted	43,237	41,796

PRO FORMA (NON-GAAP) EARNINGS PER SHARE:

Pro forma (non-GAAP) net income excludes Accretion of preferred stock discount and dividend, Amortization of technology related intangible assets, Stock-based compensation costs, Litigation costs, Restructuring charges and FTC legal costs, and Gain on sale of the AXSYS product line. Pro forma (non-GAAP) weighted average shares outstanding assumes the conversion of the Series D preferred stock to common stock.

Net income (loss)	$1,489	$(3,670)

Diluted net income (loss) per share	$0.02	$(0.04)

Weighted average shares outstanding - diluted	87,550	86,590

(1)  This parenthetical reference will not be presented in our Form 10-Q.

Supplemental information -

	Three Months Ended
	September 30,	September 30,
	2005	2004
	(Unaudited)
Stock-based compensation costs included in the Statement of Operations

Effective July 1, 2005, AspenTech adopted SFAS 123R, “Share-Based Payment,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three months ended September 30, 2005, stock-based compensation was accounted for under SFAS 123R while for the three months ended September 30, 2004, stock-based compensation was accounted for under APB 25, “Accounting for Stock Issued to Employees,” as permitted by SFAS 123. The amounts in the attached Statement of Operations include stock-based compensation as follows:

Cost of service and other	$230	$—
Selling and marketing	408	—
Research and development	162	—
General and administrative	641	—

Total stock-based compensation	$1,441	$—

Reconciliation of total expenses to pro forma (non-GAAP) total expenses

Total expenses (cost of revenues and operating costs)	$64,034	$93,954

Amortization of technology related intangible assets	(1,782)	(1,774)
Stock-based compensation	(1,441)	—
Litigation costs, included in General and Administrative costs	(1,900)	(3,465)
Sales-tax reserve accrual included in Selling and Marketing costs	700	—
Restructuring charges and FTC legal costs	(2,199)	(21,508)
Gain on sale of AXSYS product line, included in loss (gain) on sales and disposals of assets	—	334

Pro forma (non-GAAP) total expenses (cost of revenues and operating costs)	$57,412	$67,541

Reconciliation of Income (loss) from operations to pro forma (non-GAAP) Income (loss) from operations

Income (loss) from operations	$(3,981)	$(30,684)
Adjustments to income (loss) from operations
Net effect of adjustments to cost of revenues and operating costs	6,622	26,413

Pro forma (non-GAAP) Income (loss) from operations	$2,641	$(4,271)

Reconciliation of Net income (loss) to pro forma (non-GAAP) Net income (loss)

Net income (loss) applicable to common stockholders	$(8,911)	$(33,611)
Adjustments to net income (loss) applicable to common stockholders
Net effect of adjustments to cost of revenues and operating costs	6,622	26,413
Preferred stock discount and dividend accretion	3,778	3,528

Pro forma (non-GAAP) net income (loss)	$1,489	$(3,670)

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands)

	September 30,	June 30,
	2005	2005
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$47,700	$68,149
Accounts receivable, net	45,139	52,254
Unbilled services	11,200	9,826
Current portion of long-term installments receivable, net	5,903	5,355
Deferred tax asset	702	692
Prepaid expenses and other current assets	12,376	11,483

Total current assets	123,020	147,759

Long-term installments receivable, net	21,911	19,425
Retained interest in sold receivables	16,917	16,667
Equipment and leasehold improvements, net	9,829	11,388
Computer software development costs, net	17,307	17,411
Intangible assets, net	25,093	26,852
Purchased intellectual property, net	589	730
Deferred tax asset	1,392	1,354
Other assets	2,604	2,656

Total assets	$218,662	$244,242

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$775	$1,042
Accounts payable and accrued expenses	66,087	84,407
Unearned revenue	23,379	23,480
Deferred revenue	30,936	34,854
Total current liabilities	121,177	143,783

Long-term debt, less current maturities	287	338
Deferred revenue, less current portion	1,663	2,093
Deferred tax liability	2,781	2,760
Other liabilities	23,161	23,143

Redeemable preferred stock	124,988	121,210

Total stockholders’ equity (deficit)	(55,395)	(49,085)

Total liabilities and stockholders’ equity (deficit)	$218,662	$244,242